UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 16, 2009

FIRST MONTAUK FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-6729

NEW JERSEY	22-1737915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 8280
Red Bank, NJ 07701
(Address and zip code of principal executive offices)

(732) 842-1662
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Reverse Split of Common Stock

On June 25, 2009, First Montauk Financial Corp. (the “Company”) filed with the office of the Secretary of State of the State of New Jersey a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Amendment”) to: (i) effect a decrease in the number of authorized shares of the Company’s stock from sixty million (60,000,000) shares, to five hundred fifty thousand (550,000) shares, consisting of five hundred thousand (500,000) shares of common stock, no par value and fifty thousand (50,000) shares of preferred stock, $.10 par value per share; and (ii) effect a One-for-One Hundred One (1:101) reverse stock split of the shares of the Company’s outstanding common stock (the “reverse split”).  The reverse split is further disclosed in Item 8.01 of this Current Report.  The amendments reflected by the Certificate of Amendment are effective as of June 25, 2009.  A copy of the Certificate of Amendment is being furnished as Exhibit 3(i) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

The reverse split was authorized by the Company’s board of directors on May 12, 2009 pursuant to Section 14A:7-15.1(2) of the New Jersey Business Corporation Act, and therefore does not require shareholder approval. Accordingly, the reverse split was effective upon approval by the Financial Industry Regulatory Authority (“FINRA”) at the opening of business on July 16, 2009. The new listing symbol for the common stock as of July 16, 2009 is “FMFN.PK”.

Under the terms of the reverse split, all shareholders owning fewer than one hundred one (101) shares of the Company’s common stock immediately before the reverse split will be paid in cash a sum equal to 101 times such fractional share multiplied by the price of the common stock as of the close of business on July 15, 2009. As reported by the FINRA OTC Bulletin Board, the closing price of the Company’s common stock was $.008 per common share. Upon receipt of payment of such cash in lieu of a fractional share, the recipient will no longer be a shareholder of the Company. All shareholders owning one hundred one (101) or more shares of the Company’s common stock immediately before the reverse split will receive one share of post-reverse split common stock for each one hundred one (101) shares of common stock held prior to the reverse split.

On May 12, 2009, the Company’s Board of Directors also approved a plan to deregister the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and terminate its obligations to file periodic and current reports with the Securities and Exchange Commission (“SEC”). The deregistration will be accomplished through the 1-for-101 reverse split of shares of the Company’s common stock which should result in the Company having fewer than 300 shareholders of record.  Thereafter, the Company intends to terminate the registration of its common stock by filing a Certification and Notice of Termination of Registration on Form 15. Upon such a filing, the Company will be relieved of its requirements to file periodic reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit Number	Exhibit Title or Description

3(i)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MONTAUK FINANCIAL CORP.

By:	/s/ Mindy A. Horowitz
Name:	Mindy A. Horowitz
Title:	Acting Chief Financial Officer
Date:	July 16, 2009